Exhibit 10.60

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of May 22, 2020, by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”) and Auctus Fund, LLC, a Delaware limited liability company (the “Creditor”).

W I T N E S S E T H :

WHEREAS, the Creditor is the payee of certain obligations owed to the Creditor by the Company as set forth in the convertible promissory notes listed on Exhibit A hereto (the “Notes”) (the collective obligations under the Notes shall referred to herein as the “Obligations”);

WHEREAS, in satisfaction in full of the Obligations, the Creditor is willing to accept the Cash Payments (as defined in this Agreement) and Securities (as defined in this Agreement) (the “Exchange”);

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

WHEREAS, the Company and the Creditor desire to enter into this Agreement to evidence and set forth the terms of the exchange of the Cash Payments and Securities (as defined in this Agreement) for and in satisfaction of the Obligations;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1.           Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2.           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Obligations, and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” has the meaning set forth in the Preamble of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3.           Exchange and Satisfaction. The Obligations will be exchanged for the Cash Payments (as defined below), Securities and other considerations according to the following terms and conditions and pursuant to the terms of this Agreement:

a.
The Creditor will receive $160,000 in cash payments (the “Cash Payments”) according to the following schedule:

●
$20,000 on or before May 30, 2020 (the “Initial Payment”); and
●
$20,000 every thirty (30) calendar days thereafter for seven consecutive calendar months (a total of $140,000.00).

b.
In addition to the Cash Payments, the Creditor will be entitled to convert a portion of the Notes pursuant to the original terms of the Notes into 500,000 shares of the Company’s common stock (the “First Shares”). The sale of the First Shares by the Creditor shall be restricted until November 1, 2020, according to the following schedule:
i.
200,000 shares cannot be sold unless the market share price is above 15 cents.
ii.
150,000 shares cannot be sold unless the marker share price is above 20 cents.
iii.
150,000 shares cannot be sold unless the market share price is above 25 cents.

c.
On the Effective Date, the Company shall issue to Creditor a common stock purchase warrant for the purchase of 700,000 shares of the Company’s common stock (the “Warrant”), a form of which us attached hereto as Exhibit B.

d.
For the avoidance of doubt, the Creditor shall be subject to the beneficial ownership limitations with respect to the Company’s common stock provided in the Notes at all times.

e.
Notwithstanding anything in this Agreement to the contrary, if the Company fails to timely make any of the Cash Payments to Creditor and/or the Company fails to comply with the terms of this Agreement, then Creditor may declare this Agreement null and void and of no further force or effect in Creditor’s sole discretion (provided , however, that the Creditor shall retain all rights with respect to the Warrant even if this Agreement is declared a null and void and of no further force or effect).

4.           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Creditor:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The shares of Common Stock underlying the Securities (if any), when issued in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer required by law. The Creditor’s holding period with respect to such Securities and the Common Stock underlying the Securities shall tack back to the original acquisition date of the Obligations pursuant to Section 3(a)(9) of the Securities Act.

5.           Representations and Warranties of the Creditor. Creditor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):
(a)          Own Account. Creditor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Creditor’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Creditor is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Creditor’s Status. At the time the Creditor was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)          Experience of Creditor. Creditor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Creditor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

6.           Release. The Creditor acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations, except as provided in this Agreement. In such regard, the Creditor hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Creditor may previously have had or may now or hereafter have as against or to receive from the Company arising out of, resulting from or relating to the Obligations or any rights or interest of the Creditor with respect thereto, except as provided in this Agreement. The Company acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations, except as provided in this Agreement. In such regard, the Company hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Company may previously have had or may now or hereafter have as against or to receive from the Creditor arising out of, resulting from or relating to the Obligations or any rights or interest of the Company with respect thereto, except as provided in this Agreement

7.           Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act or other applicable exemption, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the Creditor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

8.           Further Assurances. The Creditor shall hereafter, without further consideration, execute and deliver promptly to the Company such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Company may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof. The Company shall hereafter, without further consideration, execute and deliver promptly to the Creditor such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Creditor may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof.

9.           Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that any assignment of the rights and benefits hereunder by the Company must be agreed to in a signed writing by the Creditor.

10.           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

Company:

GUIDED THERAPEUTICS, INC.

By: /Gene S. Cartwirght
Name: Gene S. Cartwright
Title: President and CEO

Creditor:

Auctus Fund, LLC

By: /Lou Posner
Name: Lou Posner
Title: Managing Director

Exhibit A

1.
That certain convertible promissory note in the original principal amount of $150,000.00 dated March 20, 2018

2.
That certain convertible promissory note in the original principal amount of $89,250.00 dated July 3, 2018.

3.
That certain convertible promissory note in the original principal amount of $65,000.00 dated March 29, 2019.

Exhibit B

(see attached)